AGREEMENT BETWEEN ADVISERS

                                 by and between

                                CCM Advisors, LLC

                                       and

                     Institutional Portfolio Services, Ltd.

                             Dated November 20, 2002



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                           AGREEMENT BETWEEN ADVISERS

     This Agreement Between Advisers ("Agreement") is dated November 20, 2002 by and between CCM Advisors, LLC, a Delaware limited liability company ("CCMA"), and Institutional Portfolio Services, Ltd., an Illinois corporation ("IPS").

                                    RECITALS

     IPS is the investment adviser to the Kenilworth Fund, Inc. (the "Acquired Fund").

     CCMA is the administrator to the AHA Diversified Equity Fund (the "Surviving Fund") and is the investment adviser to the Diversified Equity Master Portfolio, a separate series of CCM Advisors Funds, into which the Surviving Fund invests all of its assets in a Master Fund/Feeder Fund structure.

     On the terms set forth in this Agreement, IPS and CCMA desire to take all commercially reasonable actions necessary to facilitate the consummation of the Agreement and Plan of Reorganization dated November 20, 2002 by and among the Acquired Fund, AHA Investment Funds, Inc., on behalf of the Surviving Fund and, solely for the purposes of paragraph 9.2 thereof, each of CCMA and IPS (the "Reorganization Agreement") pursuant to which the assets and liabilities of the Acquired Fund shall be acquired and assumed by the A share class of the Surviving Fund.

     The parties, intending to be legally bound, agree as follows:

1.   ACTIONS; CLOSING

     1.1  Actions by IPS

     IPS will take all actions within its control necessary to facilitate the consummation of the Reorganization Agreement pursuant to which the assets and liabilities of the Acquired Fund shall be acquired and assumed by the A share class of the Surviving Fund, including but not limited to recommending to the board of directors of the Acquired Fund that they approve the Reorganization Agreement.

     1.2  Consideration

     The consideration for the actions of IPS will be as follows:

     (a) On the date of Closing, CCMA will pay IPS 0.25% of the net assets of the Acquired Fund on the date of Closing (the "Consideration"). CCMA shall deliver the Consideration by wire transfer on the date of Closing. IPS shall deliver specific account information and wire instructions in writing to CCMA at least three (3) business days prior to the Closing Date.

     (b) Thereafter, on each annual anniversary of the Closing Date up to and including December 30, 2009, CCMA will pay IPS 0.25% of the average daily net assets of the A share class of the Surviving Fund that are attributable to shareholders of the A share class of the Surviving Fund that were shareholders of the Acquired Fund on the date of Closing (excluding any assets contributed by such shareholders to the Surviving Fund after the date of Closing). Such payments shall be referred to herein as "Contingent Consideration." The calculation of average daily net assets will be made by US Bancorp Fund Services.

     1.3  Closing

     The Closing Date shall be on December 30, 2002, or on such other date as the parties may agree. The Closing shall be held at 9:00 a.m. at Surviving Fund's offices, 190 South LaSalle Street, Suite 2800, Chicago, IL 60603, or at such other time and/or place as the parties may agree.

2.   REPRESENTATIONS AND WARRANTIES OF IPS

     IPS represents and warrants to CCMA as follows:

     2.1  Organization And Good Standing

     (a) IPS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

     (b) IPS is registered as an investment adviser under the Investment Advisers Act of 1940 and has made all filings that it is required to make under applicable federal and state laws in order to provide investment advisory services to the Acquired Fund.

     2.2  Enforceability; Authority; No Conflict

     (a) This Agreement constitutes the legal, valid and binding obligation of IPS, enforceable against IPS in accordance with its terms. IPS has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by IPS' shareholders and board of directors.

     (b)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

          (i) Breach (A) any provision of any of the Articles of Incorporation or bylaws of IPS or (B) any currently effective resolution adopted by the board of directors or the shareholders of IPS;

          (ii) Violate or breach any law, regulation, injunction, order, judgment or decree to which IPS is subject; or

          (iii) Breach any provision of, cause a default under or result in acceleration of payment under, cancellation, termination or modification of any contract to which IPS is a party or to which any of its assets are subject;

     (c) Other than as referred to in paragraph (a) above, IPS is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation of any transaction contemplated herein.

     2.3  Proceedings

     No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of IPS, threatened against IPS or the Acquired Fund, or any of IPS's or the Acquired Fund's properties or assets, which may affect IPS's ability to consummate the transactions contemplated hereby.

     2.4  Representations and Warranties of IPS

     IPS represents and warrants to CCMA, on behalf of itself and the Acquired Fund, that each of the representations and warranties made by the Acquired Fund in the Reorganization Agreement is true and correct.

     2.5  Brokers

     There are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     2.6  Actions as Investment Adviser

     IPS has acted as investment adviser to the Acquired Fund and has served as administrator to the Acquired Fund in a manner that is in material compliance with all applicable laws and has overseen the actions of the portfolio manager to the Acquired Fund to ensure that the investments of the Acquired Fund are in material compliance with the investment restrictions of the Acquired Fund. IPS has received no written complaint or other notice of default from any shareholder of the Acquired Fund which is currently unresolved.

3.   REPRESENTATIONS AND WARRANTIES OF CCMA

     CCMA represents and warrants to IPS as follows:

     3.1  Organization And Good Standing

     (a) CCMA is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

     (b) CCMA is registered as an investment adviser under the Investment Advisers Act of 1940 and has made all filings that it is required to make under applicable federal and state laws in order to provide investment advisory services to the Surviving Fund.

     3.2  Enforceability; Authority; No Conflict

     (a) This Agreement constitutes the legal, valid and binding obligation of CCMA, enforceable against CCMA in accordance with its terms. CCMA has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by CCMA's members and managers.

     (b)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
consummation or performance of any of the transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

          (i) Breach (A) any provision of any of the Certificate of Organization or Limited Liability Company Agreement of CCMA or (B) any currently effective resolution adopted by the managers or the members of CCMA;

          (ii) Violate or breach any law, regulation, injunction, order, judgment or decree to which CCMA is subject; or

          (iii) Breach any provision of, cause a default under, or result in acceleration of payment under, cancellation, termination or modification of any contract to which CCMA is a party or to which any of its assets are subject;

     (c) Except as set forth on Schedule 3.2 and as referred to in paragraph (a) above, CCMA is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation of any transaction contemplated herein.

     3.3  Proceedings

     No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against CCMA or any of its properties or assets which may affect its ability to consummate the transactions contemplated hereby.

     3.4  Brokers

     There are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     3.5  Actions as Investment Adviser and Administrator

     CCMA has acted as investment adviser to the Diversified Equity Master Portfolio in which the Surviving Fund invests its assets and has served as administrator to the Surviving Fund in a manner that is in material compliance with all applicable laws and has overseen the actions of Cambiar Investors, Inc. and Freeman Associates Investment Management, LLC to ensure that the investments of the Surviving Fund are in material compliance with the investment restrictions of the Surviving Fund.

4.   COVENANTS PRIOR TO CLOSING

     4.1  IPS Services to Acquired Fund

     Between the date of this Agreement and the Closing Date, IPS shall:

     (a) continue to act as investment adviser and administrator to the Acquired Fund in accordance with applicable laws and in a manner consistent with industry norms and past practices.

     (b) use its  reasonable  best efforts to cause the  conditions set forth in
Section 5 hereto to be satisfied.

     4.2  Notification

     (a) Between the date of this Agreement and the Closing, IPS shall promptly notify CCMA in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of IPS' representations and warranties made as of the date of this Agreement.

     (b) Between the date of this Agreement and the Closing, CCMA shall promptly notify IPS in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of CCMA's representations and warranties made as of the date of this Agreement.

     4.3  No Negotiation

     Between the date of this Agreement and the Closing, IPS shall not, and shall cause its officers, directors, affiliates, agents and representatives not to, directly or indirectly, solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries, offers or proposals from any person (other than CCMA) relating to any business combination transaction involving IPS or the Acquired Fund or its business. IPS shall notify CCMA of any such inquiry or proposal promptly and shall provide the details of any offers or discussions received, including information as to the identity of the party making such proposal and the specific terms and/or details of the offer or discussion and its response.

     4.4  Access and Due Diligence

     Prior to the Closing Date, and upon reasonable advance notice received from CCMA, IPS shall afford CCMA and its representatives full and free access, during regular business hours, to IPS' (with respect to Acquired Fund) and Acquired Fund's personnel, contracts, books and records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of IPS or Acquired Fund and furnish CCMA and its representatives with such additional financial, operating and other relevant data and information as CCMA or its representatives may reasonably request.

     4.5  CCMA's Services to Surviving Fund

     Between the date of this Agreement and the Closing Date, CCMA shall:

     (a) Continue to act as investment adviser to the Diversified Equity Master Portfolio and administrator to the Surviving Fund in accordance with applicable laws and in a manner consistent with industry norms and past practices.

     (b) Use its  reasonable  best efforts to cause the  conditions set forth in
Section 6 hereto to be satisfied.

5.   CONDITIONS PRECEDENT TO CCMA'S OBLIGATION TO CLOSE

     CCMA's obligation close the transaction contemplated herein is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by CCMA, in whole or in part):

     5.1  Accuracy of Representations

     All of IPS' representations and warranties in this Agreement shall have been accurate as of the date of this Agreement, and shall be accurate as of the time of the Closing as if then made.

     5.2  IPS' Performance

     All of the covenants and obligations that IPS is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with.

     5.3  Consents

     All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by CCMA to permit consummation of the transactions contemplated hereby shall have been obtained.

     5.4  No Proceedings

     No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

     5.5  Completion of Due Diligence

     CCMA  shall  have  completed  its  due  diligence   investigation   to  its
satisfaction and shall have provided written notice of same to IPS.

     5.6  Other Conditions Precedent Satisfied

     All conditions set forth in Sections 7 and 8 of the Reorganization Agreement shall have been satisfied or waived.

     5.7  No Material Adverse Change

     No material adverse change in the assets or properties, liabilities, business prospects, condition (financial or otherwise) or results of operations of the Acquired Fund shall have occurred, other than changes occurring in the ordinary course of business, provided that a decline in the aggregate net asset value of the Acquired Fund shall not constitute a material adverse change unless such aggregate net asset value on the business day immediately prior to the Closing Date is less than $4.0 million.

     5.8  Noncompete/Nonsolicitation Agreements

     CCMA shall have received fully executed Noncompete/Nonsolicitation Agreements in substantially the forms set forth herein as Exhibit A from each of the following: Mr. B. Padmanabha Pai, Mrs. Mohini C. Pai, Ms. Savitri Pai and Ms. Kirtna Pai.

     5.9  Agreement Regarding Cisco Stock

     CCMA shall have received a copy of a fully executed Agreement between IPS and Surviving Fund in substantially the form set forth herein as Exhibit B.

     5.10 Consent of Antares Capital Corporation

     CCMA shall have received the consent of Antares Capital Corporation to the transactions contemplated by this Agreement.

6.   CONDITIONS PRECEDENT TO IPS' OBLIGATION TO CLOSE

     IPS' obligation to close the transaction contemplated herein is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by IPS in whole or in part):

     6.1  Accuracy of Representations

     All of CCMA's representations and warranties in this Agreement shall have been accurate as of the date of this Agreement, and shall be accurate as of the time of the Closing as if then made.

     6.2  IPS' Performance

     All of the covenants and obligations that CCMA is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with.

     6.3  Consents

     All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by IPS to permit consummation of the transactions contemplated hereby shall have been obtained.

     6.4  No Proceedings

     No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

7.   TERMINATION

     7.1  Termination Events

     Subject to Section 10.3, this Agreement may be terminated as follows:

     (a) by CCMA if a material breach of Sections 2.2(c) and 4.1 of this Agreement has been committed by IPS and such breach has not been cured or waived by CCMA within a period of 15 days after notice of such breach is given to IPS by CCMA;

     (b) by CCMA upon any breach of Section 8.3;

     (c) by CCMA if a material breach of any provision of this Agreement not described in Sections 7.1(a) and (b) of this Agreement has been committed by IPS and such breach has not been waived by CCMA.

     (d) by IPS if a material breach of any provision of this Agreement has been committed by CCMA and such breach has not been waived by IPS;

     (e) by CCMA if any condition in Section 5 has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of CCMA to comply with its obligations under this Agreement), and CCMA has not waived such condition on or before such date;

     (f) by IPS if any condition in Section 6 has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of IPS to comply with its obligations under this Agreement), and IPS has not waived such condition on or before such date; and

     (g) by mutual consent of CCMA and IPS.

     7.2  Effect of Termination

     Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.

8.   ADDITIONAL COVENANTS

     8.1  Right of Set-Off

     CCMA shall have the right to set off the amount of any indemnifiable claim under Section 9 hereunder and any indemnifiable claim under the Reorganization Agreement against the amount of Contingent Consideration due hereunder with prior written notice to IPS.

     8.2  Fund Expense Ratio and Sales Load

     (a) For each of the next three years, CCMA will use reasonable efforts to maintain the total annual operating expenses of the A share class of the Surviving Fund at or below 1.35% of net assets of the A share class of the Surviving Fund, including reimbursing the Surviving Fund to the extent that total operating expenses exceed 1.50%.

     (b) CCMA will use reasonable efforts to cause the Surviving Fund to waive all sales loads which would otherwise be applicable to purchases of Class A shares of the Surviving Fund by Acquired Fund shareholders and members of their immediate families, as long as an open account in the Class A shares of the Surviving Fund is maintained by such Acquired Fund shareholder. For purposes of this paragraph 8.2(b), a "member of the immediate family" of a person means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister of that person, and includes step and adoptive relationships.

     8.3  Noncompetition, Nonsolicitation And Nondisparagement

     (a) Noncompetition. For a period of three (3) years after the Closing Date, without CCMA's written consent (which shall not be unreasonably withheld), IPS shall not, anywhere in the United States, directly or indirectly, own, manage, finance, control, or advise any person engaged in or about to become engaged in the business of (nor shall IPS engage directly in the business of) (i) acting as portfolio manager to registered investment companies or (ii) sponsoring or advising a registered investment company similar to those advised by CCMA on the Closing Date (collectively, a "Competing Business"), provided, however, that IPS may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of a Competing Business (but may not otherwise participate in the activities of such Competing Business) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

     (b) Nonsolicitation. For a period of seven (7) years after the Closing Date, neither IPS nor any employee of IPS not named in Section 5.8 shall, directly or indirectly:

          (i) solicit the business or funds of (1) any fund that CCMA provides investment advisory, administration or other services on the date of Closing or within one year of the date of Closing (a "CCMA Fund"), (2) any person who, to their knowledge, is a shareholder of any of the CCMA Funds, or (3) any person who was a shareholder of the Acquired Fund on the date of Closing;

          (ii) knowingly cause, induce or attempt to cause or induce any CCMA fund shareholder, CCMA Fund, supplier, licensee, licensor, employee, consultant or other business relation of CCMA to cease doing business with CCMA, to deal with any Competing Business or in any way interfere with its relationship with CCMA;

          (iii) knowingly cause, induce or attempt to cause or induce any Acquired Fund shareholder, advisee, supplier, licensee, licensor, employee, consultant or other business relation of IPS or the Acquired Fund on the Closing Date or within the year preceding the Closing Date to cease doing business with CCMA, to deal with any Competing Business, or in any way interfere with its relationship with CCMA; or

          (iv) hire, retain or attempt to hire or retain any employee, director, officer or trustee of CCMA or any CCMA Fund or in any way interfere with the relationship between CCMA or any CCMA Fund and any of its employees, directors, officers, trustees or independent contractors.

     (c) Nondisparagement. Prior to and after the Closing Date, IPS will not disparage CCMA, any CCMA Fund, or Fund managed or advised by CCMA, any of CCMA's managers, members, officers, employees or agents or the Surviving Fund or its directors and officers.

     (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in
Section 8.3(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 8.3 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 8.3 is reasonable and necessary to protect and preserve CCMA's legitimate business interests and the value of the assets of the Acquired Fund and to prevent any unfair advantage conferred on IPS.

     8.4  Confidentiality

     (a) As used in this Section 8.4, the term "Confidential Information" includes all confidential and proprietary information of a party (which includes but is not limited to historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected performance, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts and the names and backgrounds of key personnel).

     (b) CCMA acknowledges the confidential and proprietary nature of the Confidential Information of IPS and IPS acknowledges the confidential and proprietary nature of the Confidential Information of CCMA, the Acquired Fund and the Surviving Fund. Each party agrees that such Confidential Information (i) shall be kept confidential by the receiving party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the transactions contemplated herein; and (iii) without limiting the foregoing, shall not be disclosed by the receiving party to any person, except with the prior written consent of an authorized representative of CCMA with respect to Confidential Information of CCMA, the Acquired Fund or the Surviving Fund or an authorized representative of IPS with respect to Confidential Information of IPS or, prior to the Closing, of both CCMA and IPS with respect to the Acquired Fund.
Confidential Information does not include information that (a) was, is or becomes generally available to the public other than as a result of a breach of this Section 8.4 or (b) was, is or becomes available to the receiving party on a nonconfidential basis from a third party not bound by any confidentiality provisions restricting disclosure.

     8.5  Further Assurances

     The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated herein.

     8.6  Post-Closing Discussions with IPS

     Following the Closing for a period of 3 years, a representative of CCMA or the Surviving Fund will provide IPS with a quarterly update on the status of the A share class of the Surviving Fund, and, to the extent allowed by applicable law, on the status of the shareholders of the A share class of the Surviving Fund who were shareholders of the Acquired Fund on the date of Closing. The content of such discussions will be determined in the sole discretion of CCMA.

     8.7  Section 15(f) of the Investment Company Act of 1940

     While the parties believe, and have represented to the Securities and Exchange Commission, that this transaction is not subject to Section 15(f) of the Investment Company Act of 1940, CCMA will not take any action inconsistent with Section 15(f) in connection with the provision of its services to the Surviving Fund.

9.   INDEMNIFICATION; REMEDIES

     9.1  Survival

     All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     9.2  Indemnification And Reimbursement By IPS

     IPS will indemnify and hold harmless CCMA, the Surviving Fund and their representatives and affiliates (collectively, the "CCMA Indemnified Persons"), and will reimburse the CCMA Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (a) any breach of any representation or warranty made by IPS in this Agreement or any other certificate, document, writing or instrument delivered by IPS pursuant to this Agreement;

     (b) notwithstanding subparagraph (e), below, any breach of any representation, warranty, covenant or obligation made by the Acquired Fund in the Reorganization Agreement or in any other certificate, document, writing or instrument delivered by the Acquired Fund pursuant to the Reorganization Agreement;

     (c) any breach of any covenant or obligation of IPS in this Agreement or in any other certificate, document, writing or instrument delivered by IPS pursuant to this Agreement;

     (d) any Damages arising out of the actions of IPS as the investment adviser of the Acquired Fund prior to the Closing Date;

     (e) any Damages  arising from the  operation of the Acquired  Fund prior to
the  Closing  Date,   other  than  the  liabilities   assumed  pursuant  to  the
Reorganization Agreement;

     (f) any Damages arising from any liability retained by the Acquired Fund after the Closing Date;

     (g) notwithstanding subparagraph (e), above, any Damages arising from or related to the Acquired Fund's ownership of or actions with respect to the shares of Cisco Systems Inc; and

     (h) notwithstanding subparagraph (e), above, any Damages arising out of actions or omissions by or on behalf of the Acquired Fund in accounting for transactions with reference to Section 1091 of the Internal Revenue Code.

     (i) The aggregate Damages for which CCMA shall be indemnified pursuant to this Section 9.2 shall be limited to the aggregate Contingent Consideration, provided that Damages arising under any subsection of this Section 9.2 shall not be subject to this subsection (i) if they arise from or are related to any action, arbitration, audit, claim, hearing, investigation, litigation or suit commenced, conducted, or brought by any federal, state, local, municipal, foreign or other body exercising governmental authority.

     9.3  Indemnification And Reimbursement By CCMA

     CCMA will indemnify and hold harmless IPS, and its representatives and affiliates (collectively, the "IPS Indemnified Persons"), and will reimburse the IPS Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

     (a) any breach of any representation or warranty made by CCMA in this Agreement or any other certificate, document, writing or instrument delivered by CCMA pursuant to this Agreement; and

     (b) any breach of any covenant or obligation of CCMA in this Agreement or in any other certificate, document, writing or instrument delivered by CCMA pursuant to this Agreement.

     9.4  Third-Party Claims

     (a) Promptly after receipt by a person entitled to indemnity under Sections
9.2 or 9.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 9.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's written consent unless (A) there is no finding or admission of any violation of any law or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its written consent (which may not be unreasonably withheld).

     (d) With respect to any Third-Party Claim subject to indemnification under this Section 9: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

     9.5  Other Claims

     A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

10.  GENERAL PROVISIONS

     10.1 Expenses

     Except as otherwise described in this Section 10.1, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expense of its representatives. CCMA will pay the expenses related to drafting and filing the proxy statement to be used at the meeting of the shareholders of the Acquired Fund.

     10.2 Public Announcements

     Any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued by a party only with the prior written consent of the other party.

     10.3 Notices

     All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

         IPS:
               -----------------------------------------------
         Attention:
                     -----------------------------------------
         Fax no.:
                   -------------------------------------------
         E-mail address:
                          ------------------------------------

         CCMA:
                ----------------------------------------------
         Attention:
                     -----------------------------------------
         Fax no.:
                   -------------------------------------------
         E-mail address:
                          ------------------------------------

         with a mandatory copy to:
                                    --------------------------
         Attention:
                     -----------------------------------------
         Fax no.:
                   -------------------------------------------
         E-mail address:
                          ------------------------------------


     10.4 Jurisdiction; Service Of Process

     Any proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be brought in the courts of the State of Illinois, County of Cook or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any transaction contemplated herein in any other court.

     10.5 Waiver; Remedies Cumulative

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     10.6 Entire Agreement And Modification

     This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including the letter of intent) and constitutes (along with the other documents delivered pursuant to this Agreement and the Reorganization Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement signed by both parties.

     10.7 Assignments

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

     10.8 Severability

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.9 Construction

     The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement. All references to a "person" or "persons" herein includes both individuals and entities.

     10.10 Governing Law

     This Agreement will be governed by and construed under the laws of the State of Illinois without regard to conflicts-of-laws principles that would require the application of any other law.

     10.11 Execution Of Agreement

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      CCM ADVISORS, LLC


                                      By:___________________
                                      Its:____________________


                                      INSTITUTIONAL PORTFOLIO SERVICES, LTD.

                                      By:___________________
                                      Its:____________________



                                    Exhibit A

[Form of Individual Noncompete for Mr. B. Padmanabha Pai and Mrs. Mohini C. Pai]


[Form of Individual Noncompete for Ms. Savitri Pai and Ms. Kirtna Pai]




                                    Exhibit B

                    [Form of Agreement regarding Cisco Stock]